EXHIBIT 21.1

DIGITAL ALLY, INC.

SUBSIDIARIES OF REGISTRANT

Name	Date of formation	Jurisdiction of incorporation	Percentage owned

Digital Ally International, Inc	August 18, 2009	Nevada	100%